Exhibit 99.2

CONTACT:	Vicki Baue (857) 415-5000

Così, Inc. Chief Financial Officer Resigns,
Company Appoints Interim Chief Financial Officer

Così Board appoints ad hoc committee to oversee Hearthstone merger

BOSTON, MA – January 22, 2015 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today announced that it has appointed Richard Bagge, 45, to serve as Interim Chief Financial Officer, effective immediately, following the resignation of Scott Carlock.  Mr. Carlock resigned as Chief Financial Officer of the Company on January 21, 2015, to pursue other opportunities.  The Company has engaged an executive search firm to commence a search for a new Chief Financial Officer.

R. J. Dourney, the Company’s President and Chief Executive officer, said, “We appreciate Scott’s contributions to Cosi over the past several months as we relocated our Support Center to Boston, completed a rights offering, and implemented our strategy for building a stronger business.  We wish him well as he pursues other opportunities.”

Mr. Bagge has served as the Chief Financial Officer of Hearthstone Associates, LLC. (“Hearthstone”), the Company’s largest franchisee, since February, 2013.  Prior to joining Hearthstone, Mr. Bagge served as Vice President of Finance and Controller for Canaccord Genuity, a publicly traded investment bank focused on institutional sales and investment banking.  Prior to Canaccord, he served as Accounting Manager for New England Restaurant Group, the then-parent company of Bertucci’s restaurants and New England franchisee of Chili’s restaurants based in Westborough, MA.  Mr. Bagge has a Bachelor of Arts degree from the University of Massachusetts.

Mr. Dourney commented, “Mr. Bagge knows Cosi well, he has been instrumental in Hearthstone’s growth, and I am confident he will lead the financial team and capably fulfill the CFO role during this interim period.”  Mark Demilio, Chairman of the Board of Directors of the Company, added, “Mr. Bagge is a talented and experienced financial executive, and he has the full confidence of the Board and Cosi’s senior management team to maintain Cosi’s momentum as the Company conducts its search.”

Given the interrelated nature of the pending merger between Cosi and Hearthstone, the Company’s Board of Directors has formed an ad hoc committee comprised of Mark

Demilio, Chairman of the Board, and David Lloyd, Chairman of the Audit Committee, to oversee the merger.  The committee will work with management and Company advisors to ensure the arms-length nature of the transaction between the two companies.

Mr. Bagge was to become Vice President - Real Estate and Development upon consummation of the Hearthstone merger. Mr. Bagge will step into that role upon the Company’s appointment of a successor Chief Financial Officer.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 64 Company-owned and 47 franchise restaurants operating in sixteen states, the District of Columbia, the United Arab Emirates, and Costa Rica. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2015 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the Cosi, Inc. website at www.getcosi.com.